Logo: Columbus Life Insurance Company

     400 EAST FOURTH STREET o CINCINNATI, OHIO 45202-3302 o 1-800-677-9696
                              WWW.COLUMBUSLIFE.COM

                              LIFE INSURANCE POLICY

COVERAGE PROVIDED BY THIS POLICY: We agree to pay the Death Benefit to the Beneficiary when We receive proof of the death of the Insured while this policy is in force, subject to the terms of this policy. The Death Benefit is explained in the DEATH BENEFIT PROVISIONS section. During the Insured's lifetime, We will provide cash surrender value benefits and other important rights, as described in the policy.

THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT MAY BE FIXED OR MAY INCREASE OR DECREASE DEPENDING UPON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS YOU SELECT, AND UPON THE DEATH BENEFIT OPTION SELECTED. THE ACCOUNT VALUE MAY INCREASE OR DECREASE WITHOUT LIMIT DEPENDING UPON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS YOU SELECT. THERE IS NO MINIMUM GUARANTEED ACCOUNT VALUE FOR AMOUNTS YOU ALLOCATE TO THE SUB-ACCOUNTS. Premiums are payable on this policy until the day before the policy anniversary on which the Insured is age 100. If the policy is still in force at that time, and not in a Grace Period, it will continue until the death of the Insured, as explained in the EXTENDED COVERAGE BENEFIT PROVISION section, with a modified Death Benefit and with no further premium payments. The variable features of this policy will not apply after that time. Continuance of coverage past the Insured's age 100 may disqualify the policy for favorable tax treatment as life insurance. You should consult Your attorney, accountant or other tax adviser.

THIRTY-DAY RIGHT TO EXAMINE THE POLICY (FREE LOOK PERIOD): PLEASE READ YOUR POLICY CAREFULLY. IF YOU ARE NOT SATISFIED WITH IT, YOU MAY RETURN IT TO US WITHIN 30 DAYS AFTER YOU RECEIVE IT. MAIL OR DELIVER THE POLICY TO US AT OUR HOME OFFICE (P.O. BOX 2850, CINCINNATI, OHIO 45201-2850) OR TO ONE OF OUR AGENTS. THE POLICY WILL BE DEEMED VOID AS THOUGH NO APPLICATION WAS MADE. WE WILL REFUND TO YOU AN AMOUNT EQUAL TO THE SUM OF (1) THE DIFFERENCE BETWEEN ANY PREMIUMS YOU HAVE PAID, INCLUDING FEES AND CHARGES, AND THE AMOUNTS ALLOCATED TO THE VARIABLE ACCOUNT, (2) THE VARIABLE ACCOUNT VALUE ON THE DATE YOUR CANCELLATION REQUEST IS RECEIVED BY US OR ONE OF OUR AGENTS, AND (3) ANY FEES OR CHARGES IMPOSED ON AMOUNTS ALLOCATED TO THE VARIABLE ACCOUNT.

This policy is a legal contract between You, as Owner, and Columbus Life Insurance Company.

         Signed for Columbus Life Insurance Company at Cincinnati, Ohio.
                            Issued by a Stock Company

                        PLEASE READ YOUR POLICY CAREFULLY

                 FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE POLICY
                      (Variable Only to Insured's Age 100)
            Issued on Insured in Risk Class Shown on Policy Schedule
                 Flexible Premiums Payable to Insured's Age 100
                    Death Benefit Payable at Death of Insured
                 Death Benefit Modified After Insured's Age 100
                                Non-Participating


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                                     Page 1

                                TABLE OF CONTENTS

POLICY SCHEDULE..........................................3
DEFINITIONS..............................................4
   Basic Policy Terms....................................4
   Premiums..............................................4
   Accounts and Portfolios...............................5
   Values and Valuation..................................6
   Charges...............................................6
THIS POLICY IS  A CONTRACT...............................7
OWNERSHIP PROVISIONS.....................................7
   Owner, Contingent Owner and Joint Owner...............7
BENEFICIARY PROVISIONS...................................8
   Primary Beneficiary and Contingent Beneficiary........8
DEATH BENEFIT PROVISIONS.................................8
   Death Benefit.........................................8
   Death Benefit Options.................................8
   Option 1..............................................8
   Option 2..............................................9
   Specified Amount and Death Benefit
     Option Changes......................................9
   Increasing the Specified Amount.......................9
   Decreasing the Specified Amount......................10
   Changing the Death Benefit Option....................10
PREMIUM PAYMENT PROVISIONS..............................10
   Payment of Premiums..................................10
   Planned Premiums.....................................10
   Continuation of Insurance Upon
     Discontinuance of Premium Payments.................11
   Grace Period and Termination of Coverage.............11
REINSTATEMENT...........................................12
GUARANTEE OF CONTINUED COVERAGE.........................12
   Five-Year No-Lapse Guarantee.........................12
EXTENDED COVERAGE BENEFIT PROVISION.....................12
VARIABLE ACCOUNT PROVISIONS.............................13
   Separate Account.....................................13
   Sub-Accounts.........................................13
   Variable Account.....................................13
   Variable Account Value...............................13
   Accumulation Unit Values.............................13
   Net Investment Factor................................13
   Crediting and Deduction of
     Accumulation Units.................................14
   Addition, Deletion or Substitution
     of Investments.....................................14
FIXED ACCOUNT PROVISIONS................................15
   Fixed Account........................................15
   Fixed Account Value..................................15
   Interest Rate........................................15
ALLOCATION OF NET PREMIUMS..............................15
DOLLAR COST AVERAGING...................................16
TRANSFER PROVISIONS.....................................16
   Transfers............................................16
   Transfers From the Sub-Accounts......................16
   Transfers from the Fixed Account.....................16
POLICY VALUES...........................................16
   Account Value........................................16
   Cash Surrender Value.................................17
   Net Cash Surrender Value.............................17
   Withdrawal...........................................17
   Full Surrender.......................................17
LOAN PROVISIONS.........................................17
   Right to Borrow and Maximum Loan.....................17
   Loan Account.........................................17
   Loan Account Value...................................18
   Interest on Indebtedness.............................18
   Policy Termination...................................18
   Repaying Loans.......................................18
POLICY COSTS  AND CHARGES...............................19
   Premium Charges......................................19
   Premium Expense Charge...............................19
   State Tax Charge.....................................19
   Monthly Policy Charges...............................19
   Cost of Insurance Charge.............................20
   Per Policy Charge....................................20
   Per $1,000 Charge....................................20
   Mortality and Expense Risk Charge....................20
   Rider Charges........................................21
   Surrender Charge.....................................21
PAYMENT OF PROCEEDS.....................................21
   Policy Proceeds......................................21
   How We Pay...........................................21
CHOOSING AN INCOME PLAN.................................21
   The Income Plans.....................................22
   Option 1 - Payments for a Fixed Period...............22
   Option 2 - Payments for Life -
     Guaranteed Period..................................22
   Option 3 - Payments of a Fixed Amount................23
   Option 4 - Life Annuity -
     No Guaranteed Period...............................24
   Option 5 - Joint and Survivor........................25
   Adjustment to Age....................................25
   Additional Interest..................................26
   Commutation of Income Options........................26
GENERAL PROVISIONS......................................26
   Annual Report........................................26
   Projection of Benefits and Values....................26
   Ownership and Insulation of Assets...................26
   Reliance.............................................26
   Juvenile Insureds....................................26
   Tobacco Use Reclassification.........................27
   Limits on Our Contesting This Policy.................27
   Conversion to a Fixed Policy.........................27
   Suicide..............................................28
   Error in Age or Sex..................................28
   Claims of Creditors..................................28
   Assignment...........................................28
   Required Note on Our Computations....................29
   Authority to Make Agreements.........................29
   Deferral of Payment..................................29
   Conformity with Laws.................................29
   Taxes................................................30
   When In Force........................................30
   Termination..........................................30
   Notices..............................................30
   Nonparticipating.....................................30


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                                     Page 2

                                 POLICY SCHEDULE

                         INSURED: [ John Doe ]                                       POLICY NUMBER: [ CM1234567U ]
                           OWNER: [ John Doe ]                                         POLICY DATE: [ 06-15-2005 ]
          TOTAL SPECIFIED AMOUNT: [ $150,000 ]                                         INSURED AGE: [ 35 ]

           BASE SPECIFIED AMOUNT: [ $100,000 ]                                         INSURED SEX: [ Male ]

         ADDITIONAL LIFE RIDER SPECIFIED AMOUNT: [ $50,000 ]                       PLANNED PREMIUM: [ $1,300.00 annually ]

      MINIMUM ISSUE LIMIT: $100,000                                                 PAYABLE TO AGE: [ 100 ]

  CLASS: [ Preferred (Non-Tobacco User) ]                    PLANNED ADDITIONAL FIRST YEAR PREMIUM: [ $00.00 ]

                                                                              DEATH BENEFIT OPTION: [ 1 ]

            Five-Year No-Lapse Guarantee Minimum Monthly Premium:   [ $53.11 ]
                            Maximum Premium Expense Charge Rates:   See Maximum Premium Expense Charge Page
                                   Maximum State Tax Charge Rate:   3.00%
                               Maximum Monthly Per Policy Charge:   $9.00 Per Policy
                                 Monthly Per $1,000 Charge Rates:   See Per $1,000 Charge Page
                  Maximum Monthly Cost of Insurance Charge Rates:   See Guaranteed Maximum Cost of Insurance
                                                                    Charges Page
                 Maximum Mortality and Expense Risk Charge Rates:   See Maximum Mortality and Expense Risk
                                                                    Charge Page
                                               Surrender Charges:   See Surrender Charges Page
                                                  Withdrawal Fee:   $50 for each  withdrawal  after first in policy year
                                                    Transfer Fee:   $10 for each transfer from a Sub-Account after
                                                                    the twelfth in a policy year
                              Maximum Loan Interest Rate Charged:   4.00%
                  Minimum Guaranteed Fixed Account Interest Rate:   3.00%
              Accumulation Rate for Five-Year No-Lapse Guarantee
                                         Minimum Monthly Premium:   [ 5.50% ]

NOTE: IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE INSURED'S AGE 100 DUE EITHER TO INSUFFICIENT PREMIUM OR UNFAVORABLE VARIABLE ACCOUNT PERFORMANCE, OR THE COMBINED EFFECT OF BOTH.

                                                                                                       RIDER COST
                                                  EFFECTIVE          BENEFIT          MONTHLY           PAYABLE
ADDITIONAL BENEFITS PROVIDED BY RIDER               DATE             AMOUNT           RIDER COST         TO AGE
-------------------------------------           -------------        ------           ----------     --------------
   Extended No-Lapse Guarantee Rider            [ 06-15-2005                            * *    ]           65
   Additional Life Rider                        [ 06-15-2005         $50,000            * *    ]           100
   Enhanced Cash Value Rider                    [ 06-15-2005                            * *    ]           36

                     ** SEE ADDITIONAL POLICY SCHEDULE PAGE


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                                    Page 3

                    ALLOCATION OF NET PREMIUM
                    (Percentages must be in whole numbers and must total 100%)
         [          AIM V.I. Basic Value Fund - Series II
                    AIM V.I. Capital Appreciation Fund -
                    Series II AIM V.I. Growth Fund - Series
                    II AIM V.I. Premier Equity Fund - Series
                    II Fidelity VIP Equity-Income Portfolio -
                    Service Class 2 Fidelity VIP
                    Contrafund(R) Portfolio - Service Class 2
                    Fidelity VIP Growth & Income Portfolio -
                    Service Class 2
         35%        Fidelity VIP Growth Portfolio - Service
                    Class 2 Fidelity VIP Asset ManagerSM
                    Portfolio - Service Class 2 Fidelity VIP
                    Balanced Portfolio - Service Class 2
                    Fidelity VIP Mid Cap Portfolio - Service
                    Class 2 Fidelity VIP Money Market
                    Portfolio - Initial Class Franklin Growth
                    and Income Securities Fund - Class 2
                    Franklin Income Securities Fund - Class 2
                    Franklin U.S. Government Fund - Class 2
                    Franklin Large Cap Growth Securities Fund
                    - Class 2 Templeton Foreign Securities
                    Fund - Class 2 Templeton Growth
                    Securities Fund - Class 2 Mutual Shares
                    Securities Fund - Class 2 Janus Aspen Mid
                    Cap Growth Portfolio - Service Shares
                    Janus Aspen Capital Appreciation
                    Portfolio - Service Shares Janus Aspen
                    Worldwide Growth Portfolio - Service
                    Shares J.P. Morgan Mid Cap Value
                    Portfolio MFS(R) Capital Opportunities
                    Series - Service Class MFS(R) Emerging
                    Growth Series - Service Class MFS(R) Mid
                    Cap Growth Series - Service Class MFS(R)
                    New Discovery Series - Service Class
                    Oppenheimer Aggressive Growth Fund/VA -
                    Service Class Oppenheimer Strategic Bond
                    Fund/VA - Service Class Oppenheimer
                    International Growth Fund/VA - Service
                    Class Putnam VT Growth and Income Fund -
                    Class IB Putnam VT International Equity
                    Fund - Class IB Putnam VT New
                    Opportunities Fund - Class IB Putnam VT
                    Small Cap Value Fund - Class IB Putnam VT
                    Voyager Fund - Class IB Scudder VIT
                    EAFE(R) Equity Index Fund - Class A
         50%        Scudder VIT Equity 500 Index Fund - Class A
                    Scudder VIT Small Cap Index Fund - Class A
                    Scudder Variable Series I Bond Portfolio - Class A
                    Touchstone Baron Small Cap Fund
                    Touchstone Emerging Growth Fund
                    Touchstone Third Avenue Value Fund
                    Touchstone Eagle Capital Appreciation Fund
                    Touchstone Enhanced Dividend 30 Fund
                    Touchstone Value Plus Fund
                    Touchstone Growth & Income Fund
                    Touchstone Balanced Fund
                    Touchstone High Yield Fund
                    Touchstone Core Bond Fund
                    Touchstone Money Market Fund
                    Van Kampen LIT Comstock Portfolio - Class II
                    Van Kampen LIT Emerging Growth Portfolio - Class II
                    Van Kampen UIF Emerging Markets Equity Portfolio - Class II]
         15%        Fixed Account

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                                Page 3 Continued

                         MAXIMUM PREMIUM EXPENSE CHARGE

        COVERAGE                        UP TO                IN EXCESS OF
       LAYER YEAR                  TARGET PREMIUM           TARGET PREMIUM
--------------------------     ---------------------    ------------------------
         1 - 12                         7.50%                    4.25%
          13 +                          3.50%                    2.75%

                                  TARGET PREMIUM             EFFECTIVE DATE
                               ---------------------    ------------------------

COVERAGE LAYER 1                     [ $1,300.00             06/15/2005 ]



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                                Page 3 Continued

                  GUARANTEED MAXIMUM COST OF INSURANCE CHARGES
                RATES PER THOUSAND DOLLARS OF NET AMOUNT AT RISK

                      MAXIMUM                             MAXIMUM
    POLICY            MONTHLY             POLICY          MONTHLY
     YEAR               RATE               YEAR             RATE
----------------   --------------     ---------------  ---------------
       1             0.144300               37            3.441600
       2             0.151820               38            3.839990
       3             0.161840               39            4.293280
       4             0.172690               40            4.794460
       5             0.184390               41            5.333740
       6             0.198590               42            5.907380
       7             0.213630               43            6.511600
       8             0.229510               44            7.150730
       9             0.247060               45            7.845900
      10             0.266290               46            8.620930
      11             0.288040               47            9.498890
      12             0.311460               48           10.501350
      13             0.336570               49           11.628210
      14             0.364190               50           12.862100
      15             0.394340               51           14.178860
      16             0.428690               52           15.565070
      17             0.468090               53           17.002260
      18             0.513380               54           18.486430
      19             0.565410               55           20.041320
      20             0.623350               56           21.693700
      21             0.688070               57           23.488560
      22             0.758730               58           25.504290
      23             0.833670               59           27.961930
      24             0.917110               60           31.383850
      25             1.010780               61           36.798270
      26             1.115550               62           46.588990
      27             1.232310               63           67.043870
      28             1.367070               64           83.333330
      29             1.519910               65           83.333330
      30             1.690090
      31             1.876860
      32             2.079500
      33             2.297270
      34             2.534600
      35             2.798580
      36             3.098170

This table shows the guaranteed maximum Cost of Insurance Charge rates for the policy without riders. These rates are individual mortality calculations based on the [1980 CSO Nonsmoker Mortality Table, Age Last Birthday] as specified by the risk class of the Insured shown on the Policy Schedule.


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                                Page 3 Continued

                                PER $1,000 CHARGE
                 RATES PER THOUSAND DOLLARS OF SPECIFIED AMOUNT

     COVERAGE LAYER YEAR                    MONTHLY RATE
-------------------------------     -----------------------------

            1 - 12                          [ 0.09975 ]
             13 +                           [ 0.00000 ]


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                                Page 3 Continued

                    MAXIMUM MORTALITY AND EXPENSE RISK CHARGE

                                                                  RATE
     POLICY YEAR    VARIABLE ACCOUNT VALUE BAND         MONTHLY      ANNUALIZED
------------------- -----------------------------  -----------------------------

       1 - 12                   All                    0.075000%       0.90%

      13 - 20              First $25,000               0.075000%       0.90%
                            Next $25,000               0.054167%       0.65%
                           Next $200,000               0.033333%       0.40%
                        Excess over $250,000           0.025000%       0.30%

        21 +               First $25,000               0.075000%       0.90%
                            Next $25,000               0.054167%       0.65%
                           Next $200,000               0.033333%       0.40%
                        Excess over $250,000           0.025000%       0.30%


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                                Page 3 Continued

                                SURRENDER CHARGES

   POLICY MONTH                AMOUNT                 POLICY MONTH              AMOUNT
--------------------   -----------------------     -------------------  ------------------------
     [ 1-60 ]                $1,071.00                    100                  $ 595.00
        61                   $1,059.10                    101                  $ 583.10
        62                   $1,047.20                    102                  $ 571.20
        63                   $1,035.30                    103                  $ 559.30
        64                   $1,023.40                    104                  $ 547.40
        65                   $1,011.50                    105                  $ 535.50
        66                    $ 999.60                    106                  $ 523.60
        67                    $ 987.70                    107                  $ 511.70
        68                    $ 975.80                    108                  $ 499.80
        69                    $ 963.90                    109                  $ 487.90
        70                    $ 952.00                    110                  $ 476.00
        71                    $ 940.10                    111                  $ 464.10
        72                    $ 928.20                    112                  $ 452.20
        73                    $ 916.30                    113                  $ 440.30
        74                    $ 904.40                    114                  $ 428.40
        75                    $ 892.50                    115                  $ 416.50
        76                    $ 880.60                    116                  $ 404.60
        77                    $ 868.70                    117                  $ 392.70
        78                    $ 856.80                    118                  $ 380.80
        79                    $ 844.90                    119                  $ 368.90
        80                    $ 833.00                    120                  $ 357.00
        81                    $ 821.10                    121                  $ 342.13
        82                    $ 809.20                    122                  $ 327.25
        83                    $ 797.30                    123                  $ 312.38
        84                    $ 785.40                    124                  $ 297.50
        85                    $ 773.50                    125                  $ 282.63
        86                    $ 761.60                    126                  $ 267.75
        87                    $ 749.70                    127                  $ 252.88
        88                    $ 737.80                    128                  $ 238.00
        89                    $ 725.90                    129                  $ 223.13
        90                    $ 714.00                    130                  $ 208.25
        91                    $ 702.10                    131                  $ 193.38
        92                    $ 690.20                    132                  $ 178.50
        93                    $ 678.30                    133                  $ 163.63
        94                    $ 666.40                    134                  $ 148.75
        95                    $ 654.50                    135                  $ 133.88
        96                    $ 642.60                    136                  $ 119.00
        97                    $ 630.70                    137                  $ 104.13
        98                    $ 618.80                    138                   $ 89.25
        99                    $ 606.90                    139                   $ 74.38
                                                          140                   $ 59.50
                                                          141                   $ 44.63
                                                          142                   $ 29.75
                                                          143                   $ 14.88
                                                          144                   $ 0.00
                                                      145 or more               $ 0.00

A policy month begins on a Monthly Anniversary Day and ends on the day before the Monthly Anniversary Day in the next calendar month. Policy month 1 begins on the Policy Date.


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                                Page 3 Continued

                        EXTENDED NO-LAPSE GUARANTEE RIDER

               INSURED:[ John Doe ]                AGE OF INSURED:[ 35 ]
               EXTENDED
     NO-LAPSE GUARANTEE

        MINIMUM MONTHLY

               PREMIUM:[ $1,244.37 ]               EFFECTIVE DATE:[ 06-15-2005 ]

     GUARANTEED MINIMUM

   CONTINUATION PERIOD:[ 06-15-2010 to 06-15-2035 ]

  ACCUMULATION RATE FOR
      EXTENDED NO-LAPSE
      GUARANTEE MINIMUM

       MONTHLY PREMIUM:[ 5.50% ]


                             RIDER COST OF INSURANCE
                  RATE PER THOUSAND DOLLARS OF SPECIFIED AMOUNT

                                                               MONTHLY
      PAYABLE                      PAYABLE                      RIDER
        FROM                          TO                         RATE
-----------------------  ---------------------------   -------------------------
   [ 06-15-2010 ]               [ 06-15-2035 ]                [ $0.01 ]



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                                Page 3 Continued

                              ADDITIONAL LIFE RIDER

                      INSURED:[ John Doe ]         AGE OF INSURED:[ 35 ]
         ADDITIONAL LIFE RIDER

             SPECIFIED AMOUNT:[ $50,000 ]          EFFECTIVE DATE:[ 06-15-2005 ]

                  GUARANTEED MAXIMUM COST OF INSURANCE CHARGES
                RATES PER THOUSAND DOLLARS OF NET AMOUNT AT RISK

                      MAXIMUM                             MAXIMUM
    POLICY            MONTHLY             POLICY          MONTHLY
     YEAR              RATE                YEAR             RATE
----------------   --------------     ---------------  ---------------
      [1             0.144300               36            3.098170
       2             0.151820               37            3.441600
       3             0.161840               38            3.839990
       4             0.172690               39            4.293280
       5             0.184390               40            4.794460
       6             0.198590               41            5.333740
       7             0.213630               42            5.907380
       8             0.229510               43            6.511600
       9             0.247060               44            7.150730
      10             0.266290               45            7.845900
      11             0.288040               46            8.620930
      12             0.311460               47            9.498890
      13             0.336570               48           10.501350
      14             0.364190               49           11.628210
      15             0.394340               50           12.862100
      16             0.428690               51           14.178860
      17             0.468090               52           15.565070
      18             0.513380               53           17.002260
      19             0.565410               54           18.486430
      20             0.623350               55           20.041320
      21             0.688070               56           21.693700
      22             0.758730               57           23.488560
      23             0.833670               58           25.504290
      24             0.917110               59           27.961930
      25             1.010780               60           31.383850
      26             1.115550               61           36.798270
      27             1.232310               62           46.588990
      28             1.367070               63           67.043870
      29             1.519910               64           83.333330
      30             1.690090               65          83.333330 ]
      31             1.876860
      32             2.079500
      33             2.297270
      34             2.534600
      35             2.798580

This table shows the guaranteed maximum Cost of Insurance Charge rates for the Additional Life Rider. These rates are individual mortality calculations based on the [ 1980 CSO Nonsmoker Mortality Table, Age Last Birthday ] as specified by the risk class of the Insured shown on the Policy Schedule.


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                                Page 3 Continued

                            ENHANCED CASH VALUE RIDER

                INSURED:[ John Doe ]               AGE OF INSURED:[ 35 ]


                                                   EFFECTIVE DATE:[ 06-15-2005 ]

                             RIDER COST OF INSURANCE

                                                            MONTHLY
    PAYABLE                  PAYABLE                         RIDER
      FROM                      TO                            COST
-------------------  ---------------------------  -----------------------------

 [ 06-15-2005 ]           [ 06-15-2006 ]                    [ $5.95 ]

                      ENHANCED CASH VALUE SURRENDER CHARGES

    POLICY MONTH                AMOUNT
---------------------  -------------------------
        1-12                    $ 0.00
       13-24                   $ 267.75
       25-36                   $ 535.50
       37-48                   $ 803.25

A policy month begins on a Monthly Anniversary Day and ends on the day before the Monthly Anniversary Day in the next calendar month. Policy month 1 begins on the Policy Date.


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                                Page 3 Continued

DEFINITIONS               YOU AND YOUR. In this policy, You and Your refer to
                          the Owner of the policy.

                          WE, OUR AND US. Columbus Life Insurance Company.

                          BASIC POLICY TERMS....................................

                          BENEFICIARY. The person or persons You have named to receive the Death Proceeds when the Insured dies.

                          COVERAGE LAYER. A Coverage Layer consists of all base policy and rider coverages that become effective on a single Monthly Anniversary Day. The first Coverage Layer consists of coverage effective on the Policy Date. An increase in base coverage or the addition of rider benefits creates another Coverage Layer.

                          DEATH BENEFIT. The amount We will pay to the Beneficiary under the base policy when We receive proof that the Insured died while this policy was in force.

                          DEATH PROCEEDS. The Death Benefit plus any insurance on the life of the Insured provided by riders, excluding any rider that includes its own beneficiary designation.

                          INSURED. The person named on the application on whose life this policy provides insurance coverage.

                          MONTHLY ANNIVERSARY DAY. The day each month on which We deduct the Monthly Policy Charges. This is the same date each month as the Policy Date, so long as that date falls on a Valuation Date. If that date does not fall on a Valuation Date, the next Valuation Date will be the Monthly Anniversary Day for that month, but the date of the regular Monthly Anniversary Day will not change. The initial Monthly Anniversary Day is the Policy Date. Any charges deducted or values or amounts determined on or as of a Monthly Anniversary Day in this policy will be processed at the end of the Valuation Period in which the Monthly Anniversary Day occurs.

                          OWNER. The person or persons who have all rights under this policy. If there are joint Owners, both must consent in writing to the exercise of any right under this policy.

                          POLICY DATE. The issue date of the policy and the date from which policy months, years and anniversaries are measured.

                          POLICY SCHEDULE. The schedule on page 3 of this policy, or the most recent amended Policy Schedule We have sent to You.

                          SPECIFIED AMOUNT. The amount of insurance coverage You have selected under the base policy, as shown on the Policy Schedule.

                          PREMIUMS..............................................

                          NET PREMIUM. The amount of premium paid less the Premium Expense Charge and the State Tax Charge.


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                                     Page 4

                          FIVE-YEAR NO-LAPSE GUARANTEE MINIMUM MONTHLY PREMIUM. The amount of premium due on each Monthly Anniversary Day to assure the policy will not terminate or begin the Grace Period as described in the GUARANTEE OF CONTINUED COVERAGE provision. The Five-Year No-Lapse Guarantee Minimum Monthly Premium as of the Policy Date is shown on the Policy Schedule. If You add or remove rider coverage after the Policy Date, the Five-Year No-Lapse Guarantee Minimum Monthly Premium for Your policy will increase or decrease if the rider has a cost. If Your Specified Amount increases or decreases after the Policy Date, the Five-Year No-Lapse Guarantee Minimum Monthly Premium for Your policy will increase or decrease. We will send You an amended Policy Schedule showing the new Five-Year No-Lapse Guarantee Minimum Monthly Premium following any such increase or decrease.

                          PLANNED PREMIUM. The amount and frequency of the premium You have indicated You plan to pay, as shown on the Policy Schedule.

                          TARGET PREMIUM. An amount of premium for a Coverage Layer for a coverage year that We use to determine the Premium Expense Charge rate(s) applicable to each premium payment. The Target Premium for the initial Coverage Layer as of the Policy Date is shown on the Policy Schedule. If You add or remove rider coverage after the Policy Date, the Target Premium for Your policy will increase or decrease if the rider has a Target Premium associated with it. If You request an increase or decrease in Specified Amount after the Policy Date, the Target Premium for Your policy will increase or decrease. We will send You an amended Policy Schedule showing the new Target Premium following any such increase or decrease. The initial Target Premium depends on the age, sex and risk class of each insured person on the Policy Date. The Target Premium for a new Coverage Layer or for rider coverage You add will depend on the age, sex and risk class of each insured person on the effective date of the Coverage Layer or rider.

                          ACCOUNTS AND PORTFOLIOS...............................

                          FIXED ACCOUNT. An account under this policy to which You may allocate Your Net Premiums in order to earn interest at an effective annual rate guaranteed not to be less than the minimum guaranteed fixed account interest rate shown on the Policy Schedule. The value of Your interest in the Fixed Account is referred to as Your "Fixed Account Value."

                          LOAN ACCOUNT. An account under this policy to which collateral for Indebtedness is allocated. The value of Your interest in the Loan Account is referred to as Your "Loan Account Value."

                          PORTFOLIO. A separate underlying mutual fund in which a Sub-Account of the Separate Account invests.

                          SEPARATE ACCOUNT. Columbus Life Insurance Company Separate Account 1.

                          SUB-ACCOUNT. A sub-division of the Separate Account. Each Sub-Account invests in a different Portfolio.

                          VARIABLE ACCOUNT. An account under this policy to which You may allocate Your Net Premiums in order to invest in one or more Sub-Accounts of the Separate Account. The value of Your interest in the Variable Account is referred to as Your "Variable Account Value."


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                                     Page 5

                          VALUES AND VALUATION..................................

                          ACCOUNT VALUE. The sum of Your Fixed Account Value, Variable Account Value and Loan Account Value.

                          ACCUMULATION UNIT. A unit of measure that We use to calculate Your interest in a Sub-Account. The value of an Accumulation Unit is referred to as an "Accumulation Unit Value."

                          CASH SURRENDER VALUE. The Account Value, less any applicable Surrender Charge.

                          INDEBTEDNESS. The amount of any outstanding policy loan(s) plus any accrued and unpaid loan interest.

                          NET AMOUNT AT RISK. The amount of the Death Benefit for which We are at risk. The Net Amount at Risk on any Monthly Anniversary Day is equal to:

                            (1) the Death Benefit plus Indebtedness, divided
                                by 1.0024663; minus

                            (2) the Account Value after deduction of Monthly
                                Policy Charges, other than the Cost of
                                Insurance Charge, on that Monthly Anniversary
                                Day.

                          NET CASH SURRENDER VALUE. The Cash Surrender Value, less any Indebtedness.

                          NET INVESTMENT FACTOR. A factor that reflects the investment gain or loss of a Sub-Account from one Valuation Period to the next.

                          VALUATION DATE. Any day on which the New York Stock Exchange is open for trading.

                          VALUATION PERIOD. A period beginning with the close of business on the New York Stock Exchange on one Valuation Date and ending at the close of business on the New York Stock Exchange on the next Valuation Date.

                          CHARGES ..............................................

                          COST OF INSURANCE CHARGE. An amount deducted from the Account Value each Monthly Anniversary Day to pay for the cost of insurance coverage under the base policy. The maximum monthly Cost of Insurance Charge rates for each policy year are shown on the Policy Schedule.

                          MORTALITY AND EXPENSE RISK CHARGE. An amount deducted from the Account Value each Monthly Anniversary Day to pay for the cost of assuming mortality and expense risks associated with the policy. The maximum monthly Mortality and Expense Risk Charge rates for each policy year are shown on the Policy Schedule. PER $1,000 CHARGE. An amount deducted from the Account Value each Monthly Anniversary Day to partially cover Our expenses of distributing, issuing and administering the policy. The monthly Per $1,000 Charge rates for any Coverage Layer are shown on the Policy Schedule.

                          PER POLICY CHARGE. An amount deducted from the Account Value each Monthly Anniversary Day to partially cover Our expenses of administering the policy. The maximum monthly Per Policy Charge is shown on the Policy Schedule.

                          PREMIUM EXPENSE CHARGE. An amount deducted from each premium payment before it is allocated to partially cover the costs of distributing the policy. The maximum Premium Expense Charge rates are shown on the Policy Schedule.


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                                     Page 6

                          STATE TAX CHARGE. An amount equal to the current applicable state premium tax rate that is deducted from each premium payment before it is allocated. The maximum State Tax Charge rate is shown on the Policy Schedule.

                          SURRENDER CHARGE. An amount deducted from the Account Value if this policy is surrendered or terminates when a Grace Period ends without sufficient premium or loan repayment being paid to keep the policy in force. The Surrender Charges that would apply in each policy month are shown on the Policy Schedule. If You request an increase in Specified Amount, new Surrender Charge amounts will apply to the increase. We will add these Surrender Charges to the original Surrender Charges and send You an amended Policy Schedule showing the new Surrender Charges that would apply in each remaining policy month.


THIS POLICY IS            This policy is a contract between You and Us to insure
A CONTRACT                the life of the Insured. We have issued it in reliance
                          on the statements made in the application and in consideration for the premiums paid to Us.

                          Whenever We refer to the policy, We mean the entire contract. The entire contract consists of:

                            o   the base policy;
                            o   the attached application;
                            o   any attached supplemental applications; and
                            o   any attached riders, endorsements or amendments.

                          Riders, endorsements and amendments add provisions or change the terms of the base policy.

OWNERSHIP PROVISIONS      OWNER, CONTINGENT OWNER AND JOINT OWNER

                          You have all rights in this policy, subject to any assignment and to the rights of any irrevocable Beneficiary You have named to consent to a change of Beneficiary. If You are not the Insured, You may name a contingent Owner. If You die before the Insured, ownership would then pass to the contingent Owner. If there is no contingent Owner, Your estate would become the Owner.

                          Two persons may own this policy as joint Owners. In that case, both joint Owners must consent in writing to the exercise of any rights under the policy. You must also have the consent of any irrevocable Beneficiary to change the Beneficiary. You do not need the consent of a contingent Owner or a revocable Beneficiary to exercise any of Your rights. If a joint Owner dies before the Insured, ownership would pass to the surviving joint Owner(s) under a right of survivorship, unless otherwise indicated in the application or in a change of ownership notice.

                          You may change the Owner, or change or revoke any contingent Owner designation, at any time by written notice to Us. The change will be effective as of the date You signed the notice, but We will not be liable for any actions We take before We receive the notice at Our Home Office. A change of Owner automatically revokes any contingent Owner designation. A change of Owner, or a change or revocation of a contingent Owner designation, does not automatically change or revoke a prior Beneficiary designation.


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                                     Page 7

BENEFICIARY PROVISIONS    PRIMARY BENEFICIARY AND CONTINGENT BENEFICIARY

                          The Beneficiary is the person to whom We pay the Death Proceeds upon the Insured's death. Unless You change them later, the primary and contingent Beneficiaries are the persons named in the application. If no primary Beneficiary is still living when the Insured dies, We will pay the Death Proceeds to any contingent Beneficiary who is still living. If there is no surviving primary or contingent Beneficiary, We will pay You. If You were the Insured, We will pay Your estate. The interest of any Beneficiary is subject to the rights of any assignee reflected on Our records.

                          Two or more persons may be named as primary
                          Beneficiaries or contingent Beneficiaries. We will pay equal shares when there is more than one Beneficiary of the same class, unless You specify otherwise on the Beneficiary designation.

                          No revocable Beneficiary has rights under this policy until the Insured dies. An irrevocable Beneficiary cannot be changed without his or her consent.

                          You may change the Beneficiary at any time before the death of the Insured by sending written notice to Us. The change will be effective as of the date You signed the notice, but We will not be liable for any payments We make or other actions We take before the notice is received at Our Home Office.

                          Unless You have instructed otherwise, if the Beneficiary is the spouse of the Insured, both die and We cannot tell who died first, We will pay the Death Proceeds as if the Beneficiary had survived the Insured.

DEATH BENEFIT PROVISIONS  DEATH BENEFIT

                          We will pay the Death Benefit as described in the PAYMENT OF PROCEEDS section when We receive proof that the Insured died while this policy was in force, and any other proof that We may require in order to investigate the claim. The Beneficiary should contact Us at the Home Office or contact one of Our agents for instructions on how to file a claim.

                          DEATH BENEFIT OPTIONS

                          The Death Benefit will be one of the following two Options, as selected by You on the application, or as subsequently changed by You. The amount payable when We receive proof of death of the Insured will be the Death Benefit valued as of the Insured's date of death.

                          OPTION 1

                          The Death Benefit is the greater of the following, less any Indebtedness: (1) the Specified Amount; or
                          (2) the Account Value times the applicable factor from the table below.

                          OPTION 2

                          The Death Benefit is the greater of the following, less any Indebtedness: (1) the Account Value plus the Specified Amount; or (2) the Account Value times the applicable factor from the table below.

                          YOUR MONTHLY COST OF INSURANCE CHARGE WILL BE HIGHER IF YOU CHOOSE DEATH BENEFIT OPTION 2 BECAUSE THE NET AMOUNT AT RISK FOR YOUR POLICY WILL BE HIGHER. THEREFORE, THE AMOUNT OF PREMIUM YOU NEED TO PAY TO KEEP THE POLICY FROM TERMINATING MAY ALSO BE HIGHER.

                               INSURED'S AGE                                  INSURED'S AGE
                                LAST POLICY            APPLICABLE              LAST POLICY            APPLICABLE
                                ANNIVERSARY              FACTOR                ANNIVERSARY              FACTOR
                          ------------------------   ---------------     ------------------------   ---------------


--------------------------------------------------------------------------------
                                     Page 8

                               40 and under               2.50                     61                    1.28
                                    41                    2.43                     62                    1.26
                                    42                    2.36                     63                    1.24
                                    43                    2.29                     64                    1.22
                                    44                    2.22                     65                    1.20
                                    45                    2.15                     66                    1.19
                                    46                    2.09                     67                    1.18
                                    47                    2.03                     68                    1.17
                                    48                    1.97                     69                    1.16
                                    49                    1.91                     70                    1.15
                                    50                    1.85                     71                    1.13
                                    51                    1.78                     72                    1.11
                                    52                    1.71                     73                    1.09
                                    53                    1.64                     74                    1.07
                                    54                    1.57                75 through 90              1.05
                                    55                    1.50                     91                    1.04
                                    56                    1.46                     92                    1.03
                                    57                    1.42                     93                    1.02
                                    58                    1.38                     94                    1.01
                                    59                    1.34                95 or higher               1.00
                                    60                    1.30

                          SPECIFIED AMOUNT AND DEATH BENEFIT OPTION CHANGES

                          You may request a change in the Specified Amount or Death Benefit Option by sending notice to Us in writing at Our Home Office. Following Our approval of any such change, We will send You an amended Policy Schedule.

                          INCREASING THE SPECIFIED AMOUNT

                          You may apply for an increase in the Specified Amount on a supplemental application. The requested increase is subject to evidence of insurability satisfactory to Us. The minimum increase is $25,000. Any increase We approve will be effective on the next Monthly Anniversary Day coinciding with or next following such approval, as shown on an amended Policy Schedule, subject to deduction of the first month's Cost of Insurance Charge for the increase from the Account Value of this policy. AN INCREASE IN SPECIFIED AMOUNT WILL CAUSE SURRENDER CHARGES TO INCREASE, WHICH WILL REDUCE YOUR NET CASH SURRENDER VALUE. IN ADDITION, COST OF INSURANCE CHARGES WILL BE HIGHER. THEREFORE, THE AMOUNT OF PREMIUM YOU MUST PAY TO KEEP YOUR POLICY FROM TERMINATING MAY INCREASE.

                          DECREASING THE SPECIFIED AMOUNT

                          At any time after the first policy year, You may request a decrease in the Specified Amount. Any decrease in the Specified Amount that You request will become effective on the first Monthly Anniversary Day after We receive Your request. The minimum decrease is $25,000. The new Specified Amount must not be less than the minimum issue limit shown on the Policy Schedule at issue. We may limit the amount of the decrease to preserve the tax status of this policy as life insurance.

                          Any decrease You request will occur in the following order: first against the most recent increase in Specified Amount, if any; then in order against the next most recent increases; then finally against the initial Specified Amount.

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                                     Page 9

                          CHANGING THE DEATH BENEFIT OPTION

                          At any time after the first policy year, You may request a change in the Death Benefit Option. If You change the Death Benefit Option, We will increase or decrease the Specified Amount of Your policy such that the Death Benefit will be the same both immediately before and immediately after the change. If You request a change from Option 1 to Option 2, We will decrease the Specified Amount by the amount, if any, needed to keep the Death Benefit the same both before and after the change. If You request a change from Option 2 to Option 1, We will increase the Specified Amount by the amount, if any, needed to keep the Death Benefit the same both before and after the change. You may not make a change in the Death Benefit Option that would reduce the Specified Amount below the minimum issue limit shown on the Policy Schedule.

                          IF YOU CHANGE FROM OPTION 1 TO OPTION 2, THE NET AMOUNT AT RISK FOR YOUR POLICY WILL NOT DECREASE OVER THE LIFE OF THE POLICY AS IT MIGHT HAVE UNDER OPTION 1, SO YOU MAY PAY HIGHER MONTHLY COST OF INSURANCE CHARGES IN LATER POLICY YEARS. THEREFORE, THE AMOUNT OF PREMIUM YOU NEED TO PAY TO KEEP THE POLICY FROM TERMINATING MAY ALSO BE HIGHER.

PREMIUM PAYMENT           PAYMENT OF PREMIUMS
PROVISIONS                Premium payments under this policy are payable during
                          the lifetime of the Insured until the day before the policy anniversary on which the Insured is age 100.
                          Any premium You pay must be at least $50. However, We will accept smaller premium payments if You pay by pre-authorizing Us to make automatic deductions from Your bank account. There is no maximum premium payment amount except We will not accept any premium payment which would cause this policy to fail to qualify as life insurance under federal tax laws, unless such premium is required to keep the policy in force.

                          In order for this policy to take effect, the first premium paid must equal at least the Five-Year No-Lapse Guarantee Minimum Monthly Premium as shown on the Policy Schedule at issue. Premiums after the first are payable at Our Home Office.

                          PLANNED PREMIUMS

                          Your Planned Premium is shown on the Policy
                          Schedule, but You are not required to make premium payments according to a set schedule. You may skip a Planned Premium payment, and You may change the frequency and the amount of the Planned Premium shown.

                          THE AMOUNT AND FREQUENCY OF YOUR PREMIUM PAYMENTS WILL AFFECT YOUR POLICY VALUES AND THE LENGTH OF TIME FOR WHICH YOU HAVE INSURANCE COVERAGE. DEPENDING ON THE INVESTMENT PERFORMANCE OF THE SUB-ACCOUNTS YOU SELECT, THE PLANNED PREMIUM MAY NOT BE ENOUGH TO KEEP THE POLICY IN FORCE. YOU MAY NEED TO CHANGE YOUR PLANNED PREMIUM OR MAKE ADDITIONAL PREMIUM PAYMENTS TO KEEP YOUR POLICY FROM TERMINATING.

                          CONTINUATION OF INSURANCE UPON DISCONTINUANCE OF PREMIUM PAYMENTS

                          If premium payments are not continued, insurance coverage under this policy and any benefits provided by rider will be continued until the Net Cash Surrender Value is insufficient as described below in the GRACE PERIOD AND TERMINATION OF COVERAGE section. No rider will be continued beyond the termination date provided in the rider.


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                                     Page 10

                          GRACE PERIOD AND TERMINATION OF COVERAGE

                          Except as described below in the GUARANTEE OF CONTINUED COVERAGE section, on any Monthly Anniversary Day when the Net Cash Surrender Value is less than the sum of the Monthly Policy Charges for the current month, We will allow a Grace Period. We will mail You, and anyone shown on Our records as holding this policy as collateral, a notice indicating the minimum premium You must pay in order to keep the policy in force. During the first five policy years, the amount of premium needed to keep this policy in force will be the lesser of:

                              (1) an amount of premium which will result in a
                                  Net Cash Surrender Value sufficient to pay all Monthly Policy Charges due through the end of the Grace Period; or

                              (2) the minimum premium needed under the FIVE-YEAR
                                  NO-LAPSE GUARANTEE section to keep the policy in force through the end of the Grace Period.

                          On and after the fifth policy anniversary, the amount of the premium needed to keep this policy in force is the amount stated in (1) above.

                          You will have 61 days from the date We mail You this notice to pay or mail enough premium. If You do not pay or mail the needed premium within the 61-day Grace Period, all coverage provided by this policy will terminate without value at the end of the 61-day period. We will rely on the postmark to determine the date of mailing. If the Insured dies during the Grace Period, the proceeds paid will be reduced by the amount of any unpaid charges, not to exceed three times the sum of the Monthly Policy Charges, or the amount of minimum premium needed under the FIVE-YEAR NO-LAPSE GUARANTEE section to keep the policy in force through the date of death, if less. We will not terminate this policy until at least 61 days after We mail You and anyone shown on Our records as holding this policy as collateral, notice at the last addresses shown on Our records.

REINSTATEMENT             If the Grace Period expires and Your policy terminates
                          because You have not paid the needed premium, You may apply to reinstate the policy within five years after the expiration of the Grace Period if the Insured is still living. The reinstatement is subject to evidence of insurability satisfactory to Us. In addition, You must pay an amount of premium which will result in a Net Cash Surrender Value sufficient to pay all accrued and unpaid costs and charges that would have been subtracted from the Account Value if there had been sufficient value on each Monthly Anniversary Day from the date the policy entered the Grace Period to the date of reinstatement, plus an amount sufficient to cover the Monthly Policy Charges for three months beyond the date of reinstatement. You must also repay or reinstate any Indebtedness that existed at the time of the termination. The reinstatement will be effective on the Monthly Anniversary Day on or following the date We approve the application for reinstatement.

                          Following a reinstatement, Surrender Charges will continue to apply from the Policy Date as if there had been no lapse. We will restore any Surrender Charges deducted from Your policy at the time of lapse.

GUARANTEE OF CONTINUED    FIVE-YEAR NO-LAPSE GUARANTEE
COVERAGE                  Beginning on the Policy Date and continuing to the day
                          before the fifth policy anniversary, We guarantee that this policy will not terminate or begin the Grace
                          Period if, on the Monthly Anniversary Day a Grace
                          Period would otherwise begin, (1) is equal to or greater than (2), where:


--------------------------------------------------------------------------------
                                     Page 11

                              (1) is the sum of the premiums paid, less any
                                  withdrawals (including withdrawal fees), plus interest accrued daily on the balance at the effective annual rate shown on the Policy Schedule as the accumulation rate for Five-Year No-Lapse Guarantee Minimum Monthly Premium, less the amount of any Indebtedness; and

                              (2) is the sum of the Five-Year No-Lapse Guarantee
                                  Minimum Monthly Premium in effect on each Monthly Anniversary Day through and including the Monthly Anniversary Day on which the Grace Period would begin, plus interest accrued daily on each such premium from the Monthly Anniversary Day it is due at the effective annual rate shown on the Policy Schedule as the accumulation rate for Five-Year No-Lapse Guarantee Minimum Monthly Premium.

                          Following a reinstatement, the above test will continue to apply from the Policy Date as if there had been no lapse.

EXTENDED COVERAGE         If Your policy is in force, and not in a Grace Period,
BENEFIT PROVISION         on the day before the policy anniversary on which the
                          Insured is age 100, We will permanently transfer Your
                          Variable Account Value into the Fixed Account. Your
                          Fixed Account Value will continue to earn interest at the current interest rate. The interest rate credited to the Loan Account will be increased to equal the interest rate charged on policy loans. At all times thereafter, no further premiums may be paid, no charges will be deducted, no transfers may be made, no further loans will be permitted, and the Death Benefit will be revised to equal the greater of the Specified Amount or the Cash Surrender Value, less Indebtedness. The policy will continue in force until the Insured's death, or until it is surrendered for its Net Cash Surrender Value, whichever occurs first.

VARIABLE ACCOUNT          SEPARATE ACCOUNT
PROVISIONS                The Separate Account is established under the laws of
                          the State of Ohio. It is a unit investment trust registered with the Securities and Exchange
                          Commission under the Investment Company Act of 1940.
                          The assets in the Separate Account are kept separate from Our general assets and assets of any other separate accounts We may have. The assets of the Separate Account shall be available to cover the liabilities of Our general account only to the extent that the assets of the Separate Account exceed the liabilities arising under the variable life insurance policies supported by the Separate
                          Account. The investment policy of the Separate
                          Account shall not be changed without the approval of the insurance commissioner of the State of Ohio. The approval process is on file with the insurance commissioner.

                          SUB-ACCOUNTS

                          The Separate Account is divided into Sub-Accounts, each of which invests all of its assets in a corresponding Portfolio.

                          VARIABLE ACCOUNT

                          The Variable Account of this policy is an account to which You may allocate Your Net Premiums in order to invest in one or more Sub-Accounts of the Separate Account.

                          VARIABLE ACCOUNT VALUE

                          As of the end of any Valuation Period, the Variable Account Value of Your policy is equal to the sum of Your interest in each Sub-Account as of the end of that Valuation Period.


--------------------------------------------------------------------------------
                                     Page 12

                          Your interest in each Sub-Account as of the end of any Valuation Period is equal to:

                              (1) the number of Accumulation Units of that
                                  Sub-Account credited to this policy;
                                  multiplied by

                              (2) the Accumulation Unit Value for that
                                  Sub-Account as of the end of that
                                  Valuation Period.

                          ACCUMULATION UNIT VALUES

                          The Accumulation Unit Value for each Sub-Account was arbitrarily set at $10 when funds were first credited to the Sub-Account. The Accumulation Unit Value as of the end of any subsequent Valuation Period is determined by multiplying the Accumulation Unit Value as of the end of the immediately preceding Valuation Period by the Net Investment Factor for that Valuation Period. The Accumulation Unit Value will fluctuate from day to day depending on the investment performance of the Portfolio in which the Sub-Account is invested.

                          NET INVESTMENT FACTOR

                          The Net Investment Factor reflects the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor for each Sub-Account, for any Valuation Period, is determined by dividing (1) by (2) where:

                            (1) equals:
                                (a)  the net asset value per share of the
                                     corresponding Portfolio at the end of
                                     the current Valuation Period, plus

                                (b)  the per share amount of any dividend or
                                     capital gain distribution made by the
                                     Portfolio on shares held in the Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, plus or minus

                                (c) a per Accumulation Unit charge or credit for any taxes incurred by or reserved for in the Sub-Account, which is determined by Us to have resulted from the investment operations of the Sub-Account during the current Valuation Period;

                            (2) equals:
                                (a)  the net asset value per share of the
                                     corresponding Portfolio at the end of
                                     the immediately preceding Valuation Period, plus or minus
                                (b) the per Accumulation Unit charge or credit for any taxes reserved for the immediately preceding Valuation Period.

                          CREDITING AND DEDUCTION OF ACCUMULATION UNITS Accumulation Units are credited:

                              (1) when You allocate Net Premiums to a
                                  Sub-Account; and
                              (2) when amounts are transferred into a
                                  Sub-Account.

                          In the case of the initial premium, Accumulation Units will be credited as of the later of:

                              (1) the Policy Date; or

                              (2) the Valuation Date We receive the premium in
                                  Our Home Office.

                          For subsequent premiums or transfers, We will credit Accumulation Units as of the end of the Valuation Period in which We receive the premium or transfer request in Our Home Office.


--------------------------------------------------------------------------------
                                     Page 13

                          The number of Accumulation Units to be credited to this policy in each Sub-Account will be determined by dividing the dollar amount credited to each Sub-Account by the Accumulation Unit Value for that Sub-Account as of the end of the applicable Valuation Period.

                          Accumulation Units are deducted:

                              (1) when amounts are transferred out of a
                                  Sub-Account;
                              (2) when amounts (including any fees or charges)
                                  are withdrawn; and
                              (3) when the Monthly Policy Charges are assessed.

                          The number of Accumulation Units to be deducted from any Sub-Account under this policy will be determined by dividing the dollar amount of the deduction by the Accumulation Unit Value for that Sub-Account as of the end of the Valuation Period during which the transaction request is received by Us, or, in the case of policy charges, during which the charge is assessed.

                          For purposes of determining in which Valuation Period a premium or transaction request is received by Us, a premium or request will be deemed received on a given Valuation Date if We receive it by 4:00 p.m. on that Valuation Date. If We receive it after 4:00 p.m. on a Valuation Date, it will be deemed received on the next Valuation Date.

                          ADDITION, DELETION OR SUBSTITUTION OF INVESTMENTS

                          We reserve the right to make additional Sub-Accounts available. These Sub-Accounts will invest in separate underlying mutual funds that We believe are suitable for the Separate Account. We also reserve the right to eliminate existing Sub-Accounts, or to combine two or more Sub-Accounts.

                          We reserve the right to substitute a new underlying mutual fund or similar investment option for the Portfolio in which a Sub-Account invests. This may happen if the shares of the Portfolio are no longer available, or as a result of unsatisfactory investment performance, a change in laws or regulations, a change in a Portfolio's investment objectives or restrictions, or for some other reason. We will not substitute any shares attributable to Your interest in a Sub-Account without obtaining the prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, and any other required approvals.

                          If We make a substitution or change, We may, by rider or endorsement, make any changes in this policy that may be necessary or appropriate to reflect the substitution or change. We will notify You of any substitution or change in a timely manner.

                          We reserve the right to operate the Separate Account as a management investment company under the Investment Company Act of 1940, or in any other form permitted by law. We reserve the right to deregister the Separate Account under the 1940 Act in the event such registration is no longer required.

FIXED ACCOUNT PROVISIONS  FIXED ACCOUNT

                          The Fixed Account is an account under this policy to which You may allocate Your Net Premiums in order to earn a fixed rate of interest. Net Premiums allocated to or transfers to the Fixed Account become part of Our general account.

                          FIXED ACCOUNT VALUE

                          At any time, the Fixed Account Value of Your policy is equal to:

                              (1) the sum of all Net Premiums allocated to the
                                  Fixed Account; plus


--------------------------------------------------------------------------------
                                     Page 14

                              (2) all amounts transferred from the Variable
                                  Account or the Loan Account to the
                                  Fixed Account; plus

                              (3) interest credited to the Fixed Account; minus

                              (4) all amounts transferred from the Fixed Account
                                  to the Variable Account or the Loan Account;
                                  minus

                              (5) all amounts withdrawn from the Fixed Account
                                  for charges, deductions or withdrawals.

                          INTEREST RATE

                          The amounts allocated or transferred to the Fixed Account for Your policy will earn interest daily. We guarantee that the effective annual interest rate will never be less than the minimum guaranteed fixed account interest rate shown on the Policy Schedule. We may, but are not required to, credit interest in excess of this rate.

ALLOCATION OF NET         You may elect to allocate Net Premiums to the Fixed
PREMIUMS                  Account and/or to one or more Sub-Accounts of the
                          Variable Account. Each allocation must be in whole percentages. The sum of the allocation percentages must equal 100%. The allocation You selected for the initial Net Premium is shown on the Policy Schedule.
                          Additional Net Premiums will be allocated in the same manner as Your initial Net Premium, unless You request a change in Your allocation.

DOLLAR COST AVERAGING     You may request in writing at any time that We
                          automatically transfer specified dollar amounts, earnings or specified percentages from the Fixed
                          Account or from a Sub-Account We designate for this purpose to other Sub-Accounts You select. You may elect to have these transfers made on a monthly or quarterly basis. We will process the transfers on the date you request. You must select this automatic transfer, referred to as "Dollar Cost Averaging," for a period of at least 12 months. The minimum
                          Dollar Cost Averaging transfer is $100. You must allocate whole percentages of the total amount transferred to each Sub-Account You select. Dollar
                          Cost Averaging transfers are not subject to the limitations or charges described in the TRANSFER
                          PROVISIONS section.

                          Dollar Cost Averaging will terminate when any of the following occurs: (1) the number of designated transfers has been completed; (2) the value in the Fixed Account or the designated Sub-Account is insufficient to complete the next scheduled transfer; (3) You request termination in writing; or
                          (4) this policy terminates. We reserve the right to charge a fee for this service. We also reserve the right to stop offering this service. If We decide to stop offering this service after Your policy is issued, We will give You 30 days written notice. This would not affect any Dollar Cost Averaging programs already in effect.

TRANSFER PROVISIONS       TRANSFERS

                          You may transfer amounts among the Fixed Account and the Sub-Accounts of the Variable Account. The minimum transfer amount is $250 or the entire value of the account, if less. Each allocation to a Sub-Account must be in whole percentages.

                          We may delay transfers as described in the DEFERRAL OF PAYMENT section.


--------------------------------------------------------------------------------
                                     Page15

                          TRANSFERS FROM THE SUB-ACCOUNTS

                          Transfers may be made among the Sub-Accounts, or from one or more Sub-Accounts to the Fixed Account, at any time. There is no limitation on the maximum amount that may be transferred from the Sub-Accounts to the Fixed Account. There is no charge for the first twelve transfers among the Sub-Accounts or from one or more Sub-Accounts to the Fixed Account, in any policy year. We will charge a transfer fee for each transfer from a Sub-Account after the twelfth in a policy year. The amount of the transfer fee is shown on the Policy Schedule. All transfer requests received in a single Valuation Period will be considered one transfer for purposes of this limit.

                          TRANSFERS FROM THE FIXED ACCOUNT

                          You may transfer amounts from the Fixed Account to one or more Sub-Accounts once each policy year. Transfers from the Fixed Account are limited to a maximum of 25% of the Fixed Account Value during each of the first four policy years. After the fourth policy year, the entire Fixed Account can be transferred. There is no charge for these transfers.

POLICY VALUES             ACCOUNT VALUE

                          As of the end of any Valuation Period, the Account Value of Your policy is equal to:

                            (1) the Variable Account Value as of the end of that
                                Valuation Period; plus
                            (2) the Fixed Account Value as of the end of that
                                Valuation Period; plus
                            (3) the Loan Account Value as of the end of that
                                Valuation Period.

                          CASH SURRENDER VALUE

                          The Cash Surrender Value of this policy is the Account Value, less any applicable Surrender Charge, as described in the SURRENDER CHARGE section.

                          NET CASH SURRENDER VALUE

                          The Net Cash Surrender Value of this policy is the Cash Surrender Value less the amount of any Indebtedness.

                          WITHDRAWAL

                          At any time after the first policy year, You may withdraw part of the Account Value of this policy by written notice to Us. The minimum amount of any withdrawal is $500. No withdrawal can be made that would reduce the Net Cash Surrender Value to less than $250. We will charge a withdrawal fee for each withdrawal after the first in a policy year. The amount of the withdrawal fee is shown on the Policy Schedule. The amount withdrawn (including any applicable withdrawal fee) will be deducted from the Account Value. The deduction will be made from the Sub-Accounts and the Fixed Account in proportion to the amounts in each account. A deduction from the Account Value will reduce the Death Benefit.

                          In addition, unless the Death Benefit is Death Benefit Option 2, We will reduce the Specified Amount to the extent necessary such that the difference between the Death Benefit and the Account Value will be no greater immediately after the withdrawal than it was immediately before the withdrawal.

                          We may defer the payment of any withdrawal as described in the DEFERRAL OF PAYMENT section.


--------------------------------------------------------------------------------
                                     Page 16

                          FULL SURRENDER

                          You may surrender this policy for the Net Cash Surrender Value by written notice to Us. The amount We pay to You will be the Net Cash Surrender Value as of the end of the Valuation Period during which We receive the written notice. We will pay proceeds as described in the PAYMENT OF PROCEEDS section.

LOAN                      RIGHT TO BORROW AND MAXIMUM LOAN
PROVISIONS                You may request a loan from Us in an amount not to
                          exceed 90% of the Net Cash Surrender Value as of the end of the Valuation Period in which we receive the request, less an amount equal to the Monthly Policy
                          Charges for the next two months. This policy will be the only security We require for the loan, as described in the LOAN ACCOUNT section.

                          We may delay granting any loan as described in the DEFERRAL OF PAYMENT section except for a loan to pay premiums on this policy or any other policy in force with Us.

                          LOAN ACCOUNT

                          The Loan Account is the collateral for any loan We make to You.

                          If We make a loan to You when there is no outstanding Indebtedness, an amount equal to the loan is transferred from the Sub-Accounts and the Fixed Account into the Loan Account. The transfer is made in proportion to the values in each account as of the end of the Valuation Period in which We receive the loan request.

                          If We make a loan to You when there is outstanding Indebtedness, an amount equal to the difference between the total loan amount and the amount in the Loan Account is transferred from the Sub-Accounts and the Fixed Account into the Loan Account in proportion to the values in each account as of the end of the Valuation Period in which We receive the loan request.

                          The Loan Account will earn interest daily. The effective annual interest rate will never be less than the guaranteed minimum fixed account interest rate shown on the Policy Schedule. We may, but are not required to, credit interest in excess of this rate.

                          ANY LOAN, WHETHER OR NOT REPAID, WILL HAVE A PERMANENT EFFECT ON THE DEATH BENEFIT AND POLICY VALUES BECAUSE THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS AND THE CURRENT INTEREST RATES OF THE FIXED ACCOUNT WILL NOT APPLY TO AMOUNTS IN THE LOAN ACCOUNT.

                          LOAN ACCOUNT VALUE

                          At any time, the Loan Account Value of Your policy equals:

                            (1) the sum of all collateral allocated to the
                                Loan Account; plus
                            (2) interest credited to the Loan Account; minus
                            (3) all amounts transferred from the Loan Account
                                to the Sub-Accounts or the Fixed Account.

                          INTEREST ON INDEBTEDNESS

                          The maximum loan interest rate charged on Indebtedness is shown on the Policy Schedule. Loan interest is charged in arrears and is due on each Policy Anniversary and on the date the loan is repaid in full. The amount of any loan interest charged which is not paid when due will be treated as an additional loan.


--------------------------------------------------------------------------------
                                     Page 17

                          POLICY TERMINATION

                          If the Indebtedness exceeds the Cash Surrender Value less the Monthly Policy Charges for the current month on any Monthly Anniversary Day, We will terminate this policy. We will not do this, however, until 61 days after We mail notice to You indicating the minimum amount of loan repayment that must be made in order to keep this policy in force. We will mail the notice to You, and to anyone shown on Our records as holding this policy as collateral, at the last addresses shown on Our records. A termination under this provision will not reduce the Grace Period described in the GRACE PERIOD AND TERMINATION OF COVERAGE section.

                          REPAYING LOANS

                          Loans can be repaid in whole or in part at any time during the lifetime of the Insured. Any Indebtedness not repaid will reduce the amounts payable upon surrender of the policy or at the death of the Insured.

                          All payments We receive from You will be credited to Your policy as premium unless You give Us written notice that the payment is for loan repayment. Loan repayments will first be applied to pay accrued but unpaid interest on the loan, the balance will reduce the outstanding balance of Your loan.

                          If a loan repayment is applied and the Loan Account Value exceeds the total Indebtedness after repayment, the excess collateral is transferred from the Loan Account to the Sub-Accounts and the Fixed Account according to Your current premium allocation instructions.

POLICY COSTS              PREMIUM CHARGES
AND CHARGES               We deduct certain charges from premium payments when
                          We receive them to partially cover Our expenses of distributing the policy. These charges are 1) the Premium Expense Charge; and 2) the State Tax Charge.

                          PREMIUM EXPENSE CHARGE

                          We deduct a Premium Expense Charge from each premium payment received. This charge is deducted before the premium payment is allocated to the Fixed Account or the Sub-Accounts.

                          The maximum Premium Expense Charge rates are shown on the Policy Schedule. At Our option, We may charge less than the maximum rates shown. The maximum Premium Expense Charge rates differ based on the following:

                              o The length of time the Coverage Layer has been
                                in effect.
                              o The amount of the Target Premium for a Coverage
                                Layer.

                          To determine the amount of the Premium Expense Charge deducted from each premium payment, We do the following:

                              (1) We allocate the premium payment to each
                                  Coverage Layer in the same proportion as the Target Premium for a Coverage Layer bears to the total Target Premiums for all Coverage Layers.
                              (2) We determine the coverage year for each
                                  Coverage Layer.
                              (3) For each Coverage Layer, We determine the
                                  portions of the premium payment allocated to the Coverage Layer in its current coverage year that are below and above the Target Premium for that Coverage Layer.
                              (4) We multiply each portion of the premium
                                  payment allocated to the Coverage Layer by the applicable Premium Expense Charge rate.

--------------------------------------------------------------------------------
                                     Page 18

                              (5) We add together the Premium Expense Charges
                                  for all of the Coverage Layers.

                          STATE TAX CHARGE

                          To cover state premium taxes associated with distribution of this policy, We will deduct a State Tax Charge from each premium payment received. This charge is deducted before the premium payment is allocated to the Fixed Account or the Sub-Accounts. To determine the amount of the charge, We multiply the amount of the premium payment by the applicable State Tax Charge rate. The State Tax Charge rate We charge will vary by state to reflect the rate of premium tax charged by each state. We guarantee that the rate will never exceed the maximum State Tax Charge rate shown on the Policy Schedule.

                          MONTHLY POLICY CHARGES

                          We deduct certain charges from Your Account Value on each Monthly Anniversary Day to partially cover Our expenses of distributing, issuing and administering the policy, for assuming the mortality and expense risks associated with the policy, and to cover the cost of providing the base policy life insurance and rider benefits to You. These charges are: 1) the Cost of Insurance Charge; 2) the Per Policy Charge;
                          3) the Per $1,000 Charge; 4) the Mortality and Expense Risk Charge; and 5) cost of insurance charges for any riders.

                          We take the Monthly Policy Charges from the Fixed Account and the Sub-Accounts in proportion to the values in each account on the Monthly Anniversary Day. You may, however, elect to have these Monthly Policy Charges deducted from the Fixed Account or from any one or more Sub-Accounts You choose. If the Monthly Policy Charges exceed the value of the selected account(s) on any Monthly Anniversary Day, the remainder will be taken pro rata from the other accounts. You must notify us in writing of this election.

                          COST OF INSURANCE CHARGE

                          We will deduct a Cost of Insurance Charge from Your Account Value on each Monthly Anniversary Day. The maximum monthly Cost of Insurance Charge rates for each policy year are shown on the Policy Schedule. At Our option, We may charge less than the maximum rates shown.

                          To determine the amount of the charge on any Monthly Anniversary Day, We divide the Net Amount at Risk for Your policy as of that Monthly Anniversary Day by 1000 and multiply by the monthly Cost of Insurance Charge rate for the applicable policy year.

                          The current monthly Cost of Insurance Charge rates for Your policy depend on the age, sex and risk class of the Insured on each policy anniversary. Any change in the current monthly Cost of Insurance Charge rates will be on a non-discriminatory basis toward any Insured and will apply equally to all Insureds of the same age, sex and risk class whose coverage has been in effect for the same length of time.

                          PER POLICY CHARGE

                          We will deduct a Per Policy Charge from Your Account Value on each Monthly Anniversary Day. The maximum monthly Per Policy Charge is shown on the Policy Schedule. At Our option, We may charge less than the maximum amount shown.


--------------------------------------------------------------------------------
                                     Page 19

                          PER $1,000 CHARGE

                          We will deduct a Per $1,000 Charge from Your Account Value on each Monthly Anniversary Day. The monthly Per $1,000 Charge rates for each Coverage Layer are shown on the Policy Schedule.

                          To determine the amount of the charge on any Monthly Anniversary Day, We divide the initial Specified Amount for each Coverage Layer by 1000 and multiply by the monthly Per $1,000 Charge rate applicable to that Coverage Layer. We then add together the charges for each Coverage Layer.

                          The monthly Per $1,000 Charge rate for a Coverage Layer depends on the age, sex and risk class of the Insured on the Policy Date or effective date of a Coverage Layer.

                          MORTALITY AND EXPENSE RISK CHARGE

                          We deduct a Mortality and Expense Risk Charge from Your Account Value on each Monthly Anniversary Day. The maximum monthly Mortality and Expense Risk Charge rates for each policy year are shown on the Policy Schedule. At Our option, We may charge less than the maximum rates shown.

                          To determine the amount of the charge on any Monthly Anniversary Day, We multiply the Variable Account Value as of that Monthly Anniversary Day by the monthly Mortality and Expense Risk Charge rate(s) for the applicable policy year and Variable Account Value band(s).

                          RIDER CHARGES

                          Cost of insurance charges for any riders You add to Your policy are described in the applicable rider. Maximum rider cost of insurance charges will be shown in the Policy Schedule.

                          SURRENDER CHARGE

                          For a certain period following the Policy Date, or the date of any increase in Specified Amount, We will deduct a Surrender Charge from Your Account Value if either of the following occurs:

                              (1) You surrender Your policy; or

                              (2) a Grace Period ends without sufficient premium
                                  or loan repayment being paid to Us to keep the policy in force.

                          The amount of the Surrender Charge that would apply in each policy month of Your policy is shown on the Policy Schedule at issue. If You request an increase in Specified Amount, new Surrender Charge amounts will apply to the increase. We will add these Surrender Charges to the original Surrender Charges and send You an amended Policy Schedule showing the new Surrender Charge amounts that would apply in each remaining policy month.

                          The Surrender Charge amounts depend on the age, sex and risk class of the Insured on the Policy Date or the date of any increase in Specified Amount.

PAYMENT OF PROCEEDS       POLICY PROCEEDS

                          The proceeds of this policy may be either Death Proceeds, payable to the Beneficiary upon the death of the Insured, or Net Cash Surrender Value proceeds, payable to You if this policy is canceled for its Net Cash Surrender Value during the lifetime of the Insured.

--------------------------------------------------------------------------------
                                     Page 20

                          HOW WE PAY

                          Proceeds may be paid in a lump sum or under one or more Income Plans. The Income Plans are described in THE INCOME PLANS section.

                          We may defer the payment of any proceeds as described in the DEFERRAL OF PAYMENT section.

                          Death Proceeds will be paid within two months following receipt of due proof of death. We will pay interest from the date of death or date We receive the request for full surrender to the date of payment. The rate of interest will not be less than that required by law.

CHOOSING AN INCOME PLAN   You may choose an Income Plan for Net Cash Surrender
                          Value proceeds or for Death Proceeds during the lifetime of the Insured. If You choose an Income
                          Plan, a Beneficiary may not change it. If You do not choose an Income Plan before the Insured dies, the Beneficiary can choose one. If the Beneficiary does not choose an Income Plan within 60 days after the date proceeds are due, We will pay the proceeds in a lump sum. For each plan We may issue a separate written agreement putting the plan into effect. The smallest amount that may be applied under an Income
                          Plan is $2,000. Each payment must be at least $100.
                          We may make less frequent payments if payments to be made would be less than $100.

                          The Beneficiary may be the payee for payments under the selected Income Plan, or may name a different payee to receive the payments under Income Plans. The Beneficiary may also name a contingent payee to receive any amount still due when the payee dies. If a payee dies and there is not a contingent payee, any amount due and unpaid will be paid to the estate of the payee who died. A payee or contingent payee may not be a fiduciary or non-natural person without Our consent.

                          THE INCOME PLANS

                          In addition to the following options, other Income Plans may be available.

                          OPTION 1 - PAYMENTS FOR A FIXED PERIOD

                          Equal monthly payments will be made for a stated number of years, which You select from the Fixed Period Minimum Income Table. The monthly payments will not be less than those shown in the table.

                         -----------------------------------------------------------------------------------------
                                              OPTION 1 - FIXED PERIOD MINIMUM INCOME TABLE*
                                                 MONTHLY PAYMENTS FOR EACH $1,000 APPLIED
                          -----------------------------------------------------------------------------------------
                             NUMBER        MONTHLY        NUMBER         MONTHLY        NUMBER        MONTHLY
                               OF          INSTALL-         OF          INSTALL-          OF          INSTALL-
                              YEARS         MENTS          YEARS          MENTS          YEARS         MENTS
                         -----------------------------------------------------------------------------------------
                                1          $83.90           11            $8.21           21           $4.62
                                2           42.26           12             7.58           22            4.44
                                3           28.39           13             7.05           23            4.28
                                4           21.45           14             6.59           24            4.13
                                5           17.28           15             6.20           25            3.99
                                6           14.51           16             5.85           26            3.86
                                7           12.53           17             5.55           27            3.75
                                8           11.04           18             5.27           28            3.64
                                9            9.89           19             5.03           29            3.54
                               10            8.96           20             4.81           30            3.44
                         -----------------------------------------------------------------------------------------
                         *Values are based on interest at an effective annual rate of 1 1/2%.



--------------------------------------------------------------------------------
                                     Page 21

                          OPTION 2 - PAYMENTS FOR LIFE - GUARANTEED PERIOD

                          Equal monthly payments will be made for the guaranteed period chosen and thereafter during the life of the payee. The amount of each monthly payment depends on the payee's sex and adjusted age (see, ADJUSTMENT TO AGE) on the date of the first payment and on any guaranteed period chosen. See the One Life Minimum Income Table, below. We may require proof to Our satisfaction of the payee's age. We may require like proof that the payee is alive on the date any payment is due. The guaranteed period may be 10 or 20 years.

                         -----------------------------------------------------------------------------------------
                                                OPTION 2 - ONE LIFE MINIMUM INCOME TABLE*
                                                 MONTHLY PAYMENTS FOR EACH $1,000 APPLIED
                         -----------------------------------------------------------------------------------------
                           AGE OF         LIFE             LIFE         AGE OF        LIFE             LIFE
                            PAYEE       10 YEARS         20 YEARS       PAYEE       10 YEARS         20 YEARS
                            LAST         CERTAIN         CERTAIN         LAST        CERTAIN         CERTAIN
                                     ---------------------------------           ---------------------------------
                          BIRTHDAY    MALE   FEMALE   MALE    FEMALE   BIRTHDAY   MALE   FEMALE   MALE    FEMALE
                         -----------------------------------------------------------------------------------------
                           15 AND
                            UNDER    $1.88   $1.81   $1.88    $1.81       50     $3.04   $2.81   $2.98    $2.78
                             16       1.90    1.83    1.89     1.83       51      3.11    2.87    3.04     2.83
                             17       1.91    1.84    1.91     1.84       52      3.18    2.93    3.09     2.88
                             18       1.93    1.86    1.93     1.86       53      3.25    2.99    3.16     2.94
                             19       1.95    1.87    1.94     1.87       54      3.33    3.05    3.22     3.00
                             20       1.96    1.89    1.96     1.89       55      3.41    3.12    3.29     3.06
                             21       1.98    1.91    1.98     1.90       56      3.49    3.20    3.35     3.12
                             22       2.00    1.92    2.00     1.92       57      3.58    3.27    3.42     3.19
                             23       2.02    1.94    2.02     1.94       58      3.68    3.35    3.49     3.26
                             24       2.04    1.96    2.04     1.96       59      3.77    3.44    3.56     3.33
                             25       2.06    1.98    2.06     1.97       60      3.88    3.53    3.64     3.40
                             26       2.09    2.00    2.08     1.99       61      3.99    3.63    3.71     3.48
                             27       2.11    2.02    2.11     2.01       62      4.11    3.73    3.79     3.56
                             28       2.13    2.04    2.13     2.04       63      4.23    3.84    3.86     3.64
                             29       2.16    2.06    2.15     2.06       64      4.36    3.95    3.94     3.72
                             30       2.19    2.08    2.18     2.08       65      4.49    4.07    4.01     3.80
                             31       2.21    2.11    2.21     2.10       66      4.64    4.20    4.08     3.88
                             32       2.24    2.13    2.24     2.13       67      4.78    4.34    4.16     3.96
                             33       2.27    2.16    2.26     2.15       68      4.94    4.48    4.23     4.05
                             34       2.30    2.18    2.29     2.18       69      5.10    4.63    4.29     4.13
                             35       2.34    2.21    2.33     2.21       70      5.26    4.79    4.36     4.20
                             36       2.37    2.24    2.36     2.23       71      5.44    4.96    4.41     4.28
                             37       2.41    2.27    2.39     2.26       72      5.61    5.14    4.47     4.35
                             38       2.44    2.30    2.43     2.29       73      5.79    5.32    4.52     4.42
                             39       2.48    2.33    2.47     2.33       74      5.98    5.52    4.57     4.48
                             40       2.52    2.37    2.50     2.36       75      6.17    5.72    4.61     4.53
                             41       2.57    2.40    2.54     2.39       76      6.36    5.93    4.65     4.58
                             42       2.61    2.44    2.58     2.43       77      6.55    6.14    4.68     4.63
                             43       2.66    2.48    2.63     2.47       78      6.74    6.36    4.71     4.67
                             44       2.70    2.52    2.67     2.51       79      6.93    6.57    4.73     4.70
                             45       2.75    2.56    2.72     2.55       80      7.12    6.79    4.75     4.73
                             46       2.81    2.61    2.77     2.59       81      7.30    7.00    4.77     4.75
                             47       2.86    2.65    2.82     2.63       82      7.47    7.21    4.78     4.77
                             48       2.92    2.70    2.87     2.68       83      7.64    7.41    4.79     4.78
                             49       2.98    2.75    2.92     2.73       84      7.80    7.61    4.80     4.79
                                                                        85 AND    7.95    7.78    4.81     4.80
                                                                         OVER
                         -----------------------------------------------------------------------------------------
                         *Values are based on the "Annuity 2000 Table," with Projection Scale G, adjusted for age last birthday, with interest at an effective annual rate of 1 1/2%.

--------------------------------------------------------------------------------
                                     Page 22

                          OPTION 3 - PAYMENTS OF A FIXED AMOUNT

                          Equal monthly payments of a fixed amount will be made until the value applied under this option, with interest credited at an effective annual rate of 1 1/2% on the unused balance, is exhausted. The amount chosen must be at least $5 per month for each $1,000 of proceeds placed under this option. The last payment will be for the balance only. Payments may not be for more than 30 years.

                          OPTION 4 - LIFE ANNUITY - NO GUARANTEED PERIOD

                          Equal monthly payments will be made during the life of the payee. The amount of each monthly payment depends on the payee's sex and adjusted age (see, ADJUSTMENT TO AGE) on the date of the first payment. See the One Life Minimum Income Table, below. We may require proof to Our satisfaction of the payee's age. We may require like proof that the payee is alive on the date any payment is due. There is no guaranteed period. This means that when the payee dies, no further payments will be made, even if only one payment has been made.

                             ----------------------------------------------------------------------------------
                                                 OPTION 4 - ONE LIFE MINIMUM INCOME TABLE*
                                                 MONTHLY PAYMENTS FOR EACH $1,000 APPLIED
                             ----------------------------------------------------------------------------------
                                   AGE OF                LIFE              AGE OF                LIFE
                                    PAYEE              NO YEARS             PAYEE              NO YEARS
                                    LAST               CERTAIN              LAST               CERTAIN
                                                 ---------------------                  -----------------------
                                  BIRTHDAY          MALE     FEMALE       BIRTHDAY         MALE      FEMALE
                             ----------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                     Page 23

                                15 AND UNDER       $1.88      $1.81           50          $3.06       $2.82
                                     16             1.90       1.83           51           3.13        2.88
                                     17             1.91       1.84           52           3.20        2.94
                                     18             1.93       1.86           53           3.28        3.00
                                     19             1.95       1.87           54           3.36        3.07
                                     20             1.97       1.89           55           3.44        3.14
                                     21             1.98       1.91           56           3.53        3.22
                                     22             2.00       1.92           57           3.63        3.30
                                     23             2.02       1.94           58           3.73        3.38
                                     24             2.04       1.96           59           3.83        3.47
                                     25             2.07       1.98           60           3.95        3.57
                                     26             2.09       2.00           61           4.07        3.67
                                     27             2.11       2.02           62           4.20        3.78
                                     28             2.14       2.04           63           4.34        3.89
                                     29             2.16       2.06           64           4.49        4.02
                                     30             2.19       2.08           65           4.64        4.15
                                     31             2.22       2.11           66           4.81        4.29
                                     32             2.24       2.13           67           5.00        4.44
                                     33             2.27       2.16           68           5.19        4.60
                                     34             2.31       2.18           69           5.39        4.78
                                     35             2.34       2.21           70           5.61        4.97
                                     36             2.37       2.24           71           5.85        5.17
                                     37             2.41       2.27           72           6.10        5.39
                                     38             2.45       2.30           73           6.37        5.63
                                     39             2.49       2.34           74           6.65        5.89
                                     40             2.53       2.37           75           6.96        6.17
                                     41             2.57       2.41           76           7.29        6.48
                                     42             2.62       2.44           77           7.64        6.81
                                     43             2.66       2.48           78           8.02        7.16
                                     44             2.71       2.52           79           8.43        7.55
                                     45             2.76       2.57           80           8.86        7.97
                                     46             2.82       2.61           81           9.33        8.43
                                     47             2.87       2.66           82           9.83        8.93
                                     48             2.93       2.71           83          10.36        9.47
                                     49             3.00       2.76           84          10.94       10.06
                                                                         85 AND OVER      11.55       10.69
                             ----------------------------------------------------------------------------------
                             *Values are based on the "Annuity 2000 Table," with Projection Scale G, adjusted for age last birthday, with interest at an effective annual rate of 1 1/2%.


--------------------------------------------------------------------------------
                                     Page 24

                          OPTION 5 - JOINT AND SURVIVOR

                          Equal monthly payments will be made during the lifetimes of two payees. Upon the death of either, payments will continue unchanged throughout the lifetime of the survivor, or they may be reduced to a pre-selected percentage (75%, 66 2/3%, or 50%) of the original payment. Payments will cease upon the death of the survivor. There is no guaranteed period. This means that when the survivor dies, no further payments will be made, even if only one payment has been made. The amount of each monthly payment depends on the sexes and adjusted ages (see, ADJUSTMENT TO AGE) of both payees on the date of first payment, and the pre-selected percentage for continuing payments. See the sample monthly payments in the Joint and Survivor Minimum Income Table, below. The payments for each $1,000 applied will not be less than those in the Joint and Survivor Minimum Income Table. Values not illustrated in the table are available upon request. We may require proof to Our satisfaction of the payees' ages. We may require proof that any payee is alive on the date any payment based upon the life of such payee is due.

                              --------------------------------------------------------------------------------
                                             OPTION 5 - JOINT AND SURVIVOR MINIMUM INCOME TABLE*
                                               SAMPLE MONTHLY PAYMENTS FOR EACH $1,000 APPLIED
                              --------------------------------------------------------------------------------
                                  MALE         FEMALE      JOINT &      JOINT &       JOINT &      JOINT &
                                   AGE          AGE          100%         75%         66 2/3%        50%
                                                           SURVIVOR     SURVIVOR     SURVIVOR      SURVIVOR
                              --------------------------------------------------------------------------------
                                   60            60         $3.14        $3.42         $3.52        $3.75
                                   60            65          3.36         3.67          3.79         4.04
                                   60            70          3.55         3.93          4.07         4.40
                                   65            60          3.28         3.62          3.75         4.03
                                   65            65          3.58         3.94          4.08         4.38
                                   65            70          3.88         4.29          4.45         4.80
                                   70            60          3.39         3.81          3.98         4.36
                                   70            65          3.77         4.21          4.38         4.77
                                   70            70          4.20         4.67          4.86         5.27
                              --------------------------------------------------------------------------------
                              *Values are based on the "Annuity 2000 Table," with Projection Scale G, adjusted for age last birthday, with interest at an effective annual rate of 1 1/2%.

                          ADJUSTMENT TO AGE

                          The amounts shown in the monthly life income tables for Option 2, Option 4 and Option 5 are applied at the ages shown through 2009. Thereafter, an adjusted age will be determined as follows:

                                     YEAR LIFE INCOME
                                    PAYMENT PLAN BEGINS                                   AGE SETBACK
                          ----------------------------------------            -------------------------------------
                                        2010 - 2019                                         1 year
                                        2020 - 2029                                         2 years
                                        2030 - 2039                                         3 years
                                        2040 - 2049                                         4 years
                                      2050 and later                                        5 years

                          To determine the adjusted age, subtract the age setback from the actual age. For example, for a 67-year-old person in 2028, use age 65 factor per $1,000 from the applicable table.


--------------------------------------------------------------------------------
                                     Page 25

                          ADDITIONAL INTEREST

                          We may increase the interest rate above the guaranteed minimum annual rate of 1 1/2% shown in the Income Plans above. Payments under those plans will be based on the interest rate We are using on the due date of the first payment. COMMUTATION OF INCOME OPTIONS No payment and no amount held under an Income Option may be transferred or withdrawn before its due date. However, the right to transfer or withdraw may be made a part of any plan, if We agree.

GENERAL PROVISIONS        ANNUAL REPORT

                          At least once a year We will send You an annual report without charge showing the current Account Value, Surrender Charge, Cash Surrender Value, Indebtedness, Net Cash Surrender Value, amount of interest credited to amounts in the Fixed Account and Loan Account, change in value of amounts in the Variable Account, premiums paid, loan activity, withdrawals, Premium Charges, Monthly Policy Charges, and any other fees deducted since the date of the last report. Any other information required by applicable law will also be included in the annual report.

                          PROJECTION OF BENEFITS AND VALUES

                          You may request other information about this policy, including a hypothetical illustration of policy benefits and values, based upon assumptions as are necessary and specified by Us and/or You. There will be no charge for the first such request in each policy year. We may charge a fee not to exceed $25 to provide this information.

                          OWNERSHIP AND INSULATION OF ASSETS

                          We shall have exclusive and absolute ownership and control of the assets of the Separate Account. The assets of the Separate Account that are equal to reserves and other liabilities are not chargeable with liabilities arising out of any other business We may conduct.

                          RELIANCE

                          We have issued this policy in reliance on the answers You have provided to Us in the application and in any supplemental applications. In the absence of fraud, these answers are considered representations, and not warranties. We have assumed that all these answers are true and complete. If they are not, We may contest the validity of this policy as explained in the LIMITS ON OUR CONTESTING THIS POLICY section. If that occurred, We would send back all the premiums You had paid, or the monthly costs of insurance charged for any rider We contest.

                          JUVENILE INSUREDS

                          If the Insured was less than 20 years of age on the Policy Date, We will notify the Insured at least 30 days before the policy anniversary on which the Insured will be age 20 that the Insured may apply for non-tobacco user status. If the Insured does not respond to the notice by the policy anniversary on which the Insured will be age 20, or if the Insured does not meet Our criteria for non-tobacco user status, We will assign the Insured to Our uniform default classification of tobacco user status. If the Insured applies for non-tobacco user status, the application will become part of the application for the policy.

                          If the Insured is reclassified as a non-tobacco user at reduced Cost of Insurance Charge rates based upon the application, We will send an amended Policy Schedule showing the new classification and the new maximum Cost of


--------------------------------------------------------------------------------
                                     Page 26

                          Insurance Charge rates. The reduced rates will be effective on the age 20 anniversary. We will not contest the amount of insurance attributable to the reduction in Cost of Insurance Charge rates after the reduced rates have been in effect during the Insured's lifetime for two years from the date of the reduction.

                          TOBACCO USE RECLASSIFICATION

                          After the policy anniversary on which the Insured is age 20, You may apply for reclassification of the Insured from tobacco user to non-tobacco user by completing a form provided by Us. If You apply for a reclassification, the application will become part of the application for the policy. If the Insured meets our criteria for non-tobacco user reduced Cost of Insurance Charge rates based upon the application, We will send an amended Policy Schedule showing the new classification and the new maximum Cost of Insurance Charge rates. The reduced rates will be effective on the Monthly Anniversary Day following Our receipt of the application. We will not contest the amount of insurance attributable to the reduction in Cost of Insurance Charge rates after the reduced rates have been in effect during the Insured's lifetime for two years from the date of the reduction.

                          Reclassification will be based upon Our general underwriting rules in effect at the time of the application, which may include criteria other than smoking and/or tobacco use status and may include a definition of smoker and/or tobacco use different from that at issue. No information provided in the application will be used to assign the Insured to a less favorable classification.

                          LIMITS ON OUR CONTESTING THIS POLICY

                          No statement will be used in contesting this policy unless it is in an application or supplemental application and a copy of such application is attached to this policy. No statement will be used in contesting a rider unless it is in an application or supplemental application for such rider and a copy of such application is attached to this policy. This provision shall not apply to any agreement providing benefits in event of disability or in event of death from accidental means.

                          We will not contest this policy to the extent of the initial Specified Amount after it has been in effect during the Insured's lifetime for two years from the Policy Date. We will not contest the validity of any increase in Specified Amount after such increase has been in effect during the Insured's lifetime for two years from the effective date of the increase. Unless otherwise provided in the rider, We will not contest any rider attached to this policy after the rider has been in effect during the Insured's lifetime for two years from the effective date of the rider.

                          We will not contest this policy with respect to statements made in an application for reinstatement after the policy has been in effect during the Insured's lifetime for two years from the effective date of the reinstatement. Any premium refund will be limited to those paid on or after the effective date of the reinstatement.

                          CONVERSION TO A FIXED POLICY

                          You may elect to convert this policy to a fixed policy at any time:

                              (1) within 24 months of the Policy Date; or
                              (2) within 60 days of the later of notification of
                                  a change in the investment policy of the Separate Account, or the effective date of such change.


--------------------------------------------------------------------------------
                                     Page 27

                          If you make this election, We will transfer Your Variable Account Value into the Fixed Account without charge. After the date of this election, Net Premiums may not be allocated, and transfers may not be made, to the Variable Account. The other terms and charges of this policy continue to apply.

                          SUICIDE

                          We will pay only a limited benefit if the Insured commits suicide while sane or insane, within two years from the Policy Date. If the policy is in force, We will return the premiums You paid, less: (1) the amount of any Indebtedness; (2) any withdrawal amount (including withdrawal fees); and (3) all monthly costs of insurance on all persons other than the Insured ever covered by rider. If the amount of the Net Cash Surrender Value is larger, We will pay it instead.

                          We will not pay with respect to any increases in the Specified Amount if the Insured commits suicide while sane or insane, within two years from the effective date of any such increase. If the policy is in effect and the Insured commits suicide more than two years after the Policy Date and within two years after the date of an increase in Specified Amount, We will return the monthly costs of insurance charged for such increase.

                          This provision also applies to any rider attached to this policy. The two-year period will be measured from the rider's date of issue. If this policy is reinstated, this provision will run anew from the reinstatement date. Any premium refund will be limited to those paid on or after the effective date of the reinstatement.

                          ERROR IN AGE OR SEX

                          If the Insured's age or sex as stated in the application is wrong, it could mean the Monthly Policy Charges are wrong and that policy values have to be recalculated. The same is true for the age or sex of any other person insured by a rider to this policy. If the error is discovered while the Insured is still living, We will adjust the Account Value to the amount it would have been if the monthly Cost of Insurance Charges for the correct age and sex of the Insured had been applied from the Policy Date. If the error is discovered after the death of the Insured, We will adjust the amount of the Death Proceeds payable to the amount that the monthly Cost of Insurance for the month of death would have purchased at the correct age and sex.

                          CLAIMS OF CREDITORS

                          The proceeds of this policy will be paid free from the claims of creditors to the extent allowed by law.

                          ASSIGNMENT

                          You may assign this policy by giving Us notice of the assignment. An assignment does not change the ownership of the policy. But, Your rights and any Beneficiary's rights will be subject to the terms of the assignment. We will not be responsible for the validity of an assignment. We will not be liable for any payments We make or actions We take before We receive notice, satisfactory to Us, at Our Home Office of an assignment or, as applicable, a release of assignment.


--------------------------------------------------------------------------------
                                     Page 28

                          REQUIRED NOTE ON OUR COMPUTATIONS

                          Calculations are based on the Mortality Tables shown on the Policy Schedule. We have filed a detailed statement of Our computations with the applicable State Insurance Department. The values under this policy are not less than those required by the law of the state where the policy is delivered. Any benefit provided by an attached rider will not increase these values unless stated in the rider.

                          The method used in calculating policy values will be based on actuarial procedures that recognize the variable nature of this policy.

                          AUTHORITY TO MAKE AGREEMENTS

                          All agreements made by Us must be in writing and signed by Our president, a vice president, Our secretary or an assistant secretary. No other person, including an insurance agent, can change any of this policy's terms, extend the time for paying premiums, or make any other agreement which would be binding on Us.

                          DEFERRAL OF PAYMENT

                          We may defer the payment of Net Cash Surrender Value proceeds, or any withdrawal or loan, or defer any transfer, for a period of up to six months from the date of Our receipt of the notice giving rise to such payment or transfer, to the extent such payment or transfer is from the Fixed Account. We will not defer payment of any loan amounts needed to pay premiums on this or any other policies in force with Us. Payments or transfers out of the Variable Account are generally payable within seven days after We receive notice and any additional requirements are met. We may defer determination of the Variable Account Value and any payments or transfers out of the Variable Account if:

                              (1) the New York Stock Exchange is closed on other
                                  than customary weekend holiday closings; or
                              (2) trading on the New York Stock Exchange is
                                  restricted as determined by the SEC; or
                              (3) an emergency  exists, as determined by the
                                  SEC, as a result of which disposal or
                                  valuation of assets is not reasonably
                                  practicable; or
                              (4) the SEC by order permits deferral for the
                                  protection of Owners.

                          If we defer determination of the Variable Account Value, we may defer determination of available loan amounts and the amount of the Death Benefit in excess of Specified Amount, to the extent of amounts invested in the Variable Account.

                          Any deferral of payment or transfer will be on a nondiscriminatory basis toward any single Insured.

                          CONFORMITY WITH LAWS

                          We reserve the right to make any changes necessary to comply with any federal or state statute, rule or regulation. We do not need Your consent to make such changes.


--------------------------------------------------------------------------------
                                     Page 29

                          TAXES

                          We reserve the right to deduct any taxes levied by any government entity that, at Our sole discretion, are determined to have resulted from the establishment or maintenance or operation of the Separate Account, or from the investment performance of the Separate Account.

                          WHEN IN FORCE

                          The policy will not take effect until You receive it, sign any applicable amendments to the application, and pay the minimum initial premium as described in the PAYMENT OF PREMIUMS section while the Insured is alive and in the same health as indicated in the application. It will take effect anew on any reinstatement date. The policy will be "in force" from the time it takes effect until in ends as described in the TERMINATION section.

                          TERMINATION

                          This policy will terminate and all insurance coverage under the policy will stop: (1) as of the end of the Valuation Period during which We receive notice from You requesting surrender of the policy; (2) as of the date the Insured dies (although some riders may provide benefits for other covered persons beyond the Insured's death); (3) as of the date the Grace Period expires without payment of the needed premium; or (4) as of the date 61 days after We mail You notice that the amount of the Indebtedness exceeds the Cash Surrender Value less the Monthly Policy Charges without payment of the needed loan repayment.

                          NOTICES

                          Whenever written notice is required, send it to Our Home Office. The address of Our Home Office is shown on the front of this policy. Please include the policy number in Your correspondence.

                          NONPARTICIPATING

                          This policy and any riders attached to it are issued at a nonparticipating rate and shall not share in Our surplus earnings.


--------------------------------------------------------------------------------
                                     Page 30

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                         COLUMBUS LIFE INSURANCE COMPANY
                             400 EAST FOURTH STREET
                           CINCINNATI, OHIO 45202-3302

                                 1-800-677-9696
                              WWW.COLUMBUSLIFE.COM

                 FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE POLICY
                      (Variable Only to Insured's Age 100)
            Issued on Insured in Risk Class Shown on Policy Schedule
                 Flexible Premiums Payable to Insured's Age 100
                    Death Benefit Payable at Death of Insured
                 Death Benefit Modified After Insured's Age 100
                                Non-Participating


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